Exhibit 99

Meeting Our Financial and Operating Commitments

Year-to-date Results:

	Jun-05	Jun-06
Adjusted (non-GAAP)		
Operating EPS	$1.42	$1.48
GAAP EPS	$1.53	$1.55



YTD EPS - Weather Normalized
$1.54*
$1.48
$1.42
$1.40*
Jun-05
Jun-06

* Excludes $0.02/share favorable impact versus normal in 2005 and $0.06/share unfavorable impact versus normal in 2006, based on Exelon models

First Half 2006 Highlights:

- ICC approved IL auction – proceeding as planned
- ICC order in ComEd rate case
- Higher generation margins
- Strong nuclear and fossil fleet performance
- Successful energy delivery system performance with record heat and new peaks
- Higher O&M expenses and capital expenditures

Note: See presentation appendix for reconciliation of adjusted (non-GAAP) operating EPS to GAAP EPS

Exelon.

2004A 2005A 2006 Estimate 2007 East 2.78 3.09 3 0.24 $2.78 $3.10 $3.00-$3.30* + Generation Margins + Weather + Load Growth - Other Exelon's EPS Drivers: 2004 - 2007 + Generation Margins + Load Growth - Weather - Higher O&M + End of Illinois Transition Period + PECO Generation Rate + Load Growth - Inflation * Weather normalized: 2004 - excludes $0.11/share unfavorable impact vs. normal; 2005 - excludes $0.12/share favorable impact vs. normal; 2006E - excludes $0.06/share unfavorable impact vs. normal Note: See presentation appendix for adjusted (non-GAAP) operating EPS reconciliations to GAAP 2005 Guidance: $3.00 - $3.15 Strong earnings growth is continuing in 2006 and will accelerate in 2007 Adjusted (non-GAAP) operating EPS Guidance $2.89* $2.98*